UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 is a copy of a press release of Intrexon Corporation, dated August 9, 2018, providing a business update for the quarter ended June 30, 2018.

This information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 9, 2018, the Audit Committee of the Board of Directors of Intrexon Corporation (the “Company”) concluded that a restatement of the unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Form 10-Q”) was required and those financial statements should not be relied upon because of errors in the Company’s accounting related to the initial adoption, and resultant impacts, of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). This conclusion was reached in consultation with the Company’s management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).

Effective January 1, 2018, the Company adopted ASC 606 using the modified retrospective method. The Company has determined it incorrectly applied certain aspects of ASC 606, including gross versus net presentation for payments pursuant to one of the Company’s contracts and the guidance for contract modifications to a contract that had been modified prior to the adoption of ASC 606. The Company estimates that these errors have resulted in an overstatement of deferred revenue and accumulated deficit by approximately $67 million as of the adoption date, and an overstatement of revenues by approximately $4 million for the three months ended March 31, 2018. These estimates are based on the Company’s current expectations and are subject to finalization, including completion of procedures for the Form 10-Q/A. The Company concluded these errors resulted from a material weakness as it did not maintain effective controls over the adoption of ASC 606. As a result, the Company has reevaluated its assessment of the effectiveness of the Company’s disclosure controls and procedures for the three-months ended March 31, 2018 and has concluded that they were not effective.

The Company’s unaudited interim consolidated financial statements as of and for the quarter ended March 31, 2018 will be restated in an amended Quarterly Report on Form 10-Q/A.

The Audit Committee has discussed the matters disclosed in this Item 4.02 with PwC.

Item 7.01	Regulation FD Disclosure.

On August 9, 2018, Intrexon Corporation provided slides to accompany its business update presentation. A copy of the slides is furnished as Exhibit 99.2 hereto.

This information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated August 9, 2018.

99.2	Slide presentation of Intrexon Corporation dated August 9, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation

By:	/s/ Rick L. Sterling
Rick L. Sterling
Chief Financial Officer

Dated: August 9, 2018